EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, 1999 Employee Stock Purchase Plan, and 1999 Equity Incentive Plan of Selectica, Inc., of our report dated April 18, 2002 with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG, LLP

San Jose, California

March 4, 2003